Exhibit 99.1

NOTICE OF REDEMPTION TO THE HOLDERS OF THE

6.125% Senior Notes due 2023

of PhenixFIN Corporation

(CUSIP No. 71742W 202)*

Redemption Date: December 16, 2021

NOTICE IS HEREBY GIVEN, pursuant to Section 1104 of the Indenture dated as of February 7, 2012 (the “Base Indenture”), between PhenixFIN Corporation (formerly known as Medley Capital Corporation), a Delaware corporation (the “Company”), and U.S. Bank National Association (the “Trustee), and Section 101(h) of the Second Supplemental Indenture dated as of March 18, 2013 (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), that the Company is electing to exercise its option to redeem an aggregate principal amount of $55,325,000 of the Company’s issued and outstanding 6.125% Notes due 2023 (the “Notes”), comprising a portion of all issued and outstanding Notes, on December 16, 2021 (the “Redemption Date”). The redemption price for the Notes selected for redemption (the “Redeemed Notes”) equals $25 in principal amount per Note being redeemed, plus the accrued and unpaid interest thereon from September 30, 2021, through, but excluding, the Redemption Date (the “Redemption Price”). The aggregate accrued interest on the Redeemed Notes payable on the Redemption Date will be approximately $715,382.99 (or approximately $0.3233 on each $25 principal amount of the Redeemed Notes).

On the Redemption Date, the Redemption Price will become due and payable to the Holders of the Redeemed Notes. Interest on the Redeemed Notes will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Price with respect to the Redeemed Notes, the only remaining right of the Holders of Redeemed Notes with respect to the Redeemed Notes will be to receive payment of the Redemption Price upon presentation and surrender of the Redeemed Notes to the Trustee in its capacity as Paying Agent. Redeemed Notes held in book-entry form will be redeemed and the Redemption Price with respect to such Redeemed Notes will be paid in accordance with the applicable procedures of The Depository Trust Company. Upon the surrender of any Notes that are to be redeemed in part, the Holder of such Notes shall receive, without charge, a new Note or Notes in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Notes surrendered.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

Payment of the Redemption Price to the Holders will be made upon presentation and surrender of the Notes in the following manner:

If by Mail, Hand or Overnight Mail:
U.S. Bank
Corporate Trust Services
111 Fillmore Avenue E.
St. Paul, MN 55107

*The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the Holders of the Notes. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Notes or as indicated in this Notice of Redemption.

NOTICE

Under U.S. federal income tax law, the Trustee or other withholding agent may be required to withhold twenty-four percent (24%) (backup withholding) of any Redemption Price payable to a Holder of a Redeemed Note if such Holder fails to provide a taxpayer identification number, the Internal Revenue Service (“IRS”) notifies the withholding agent that the furnished taxpayer identification number is incorrect, the IRS notifies the withholding agent that the Holder failed to properly report certain dividend and interest income to the IRS or the Holder fails to provide other required certifications. To avoid backup withholding, please complete a Form W-9 or an appropriate Form W-8, as applicable, which should be furnished in connection with the presentation and surrender of the Redeemed Notes, including through the facilities of DTC by book-entry or electronic means in accordance with its procedures. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption.

For a list of other redemption requirements please visit our website at www.usbank.com/corporatetrust and click on the “Bondholder Services” link.

Dated: November 15, 2021	PhenixFIN Corporation

	By:	U.S. Bank National Association, as Trustee and Paying Agent

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Notice of Redemption as of this 15th day of November, 2021.

By:	/s/ David Lorber
	Name:	David Lorber
	Title:	Chief Executive Officer

By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

[Signature Page to Notice of Redemption to Holders]